UNITED STATES

SECURITY AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2003

Sara Lee Corporation

(Exact name of registrant as specified in charter)

Maryland	1-3344		36-2089049
(State or Other Jurisdiction of Incorporation	(Commission File Number	)	(IRS Employer Identification Number	)

Three First National Plaza, Chicago, Illinois 60602-4260

(Address of principal executive offices)

Registrant’s telephone number, including area code: (312) 726-2600

Item 7.     Financial Statements and Exhibits.

(c) Exhibits

      Exhibit 99.1 Press release dated April 24, 2003.

Item 9.     Regulation FD Disclosure

The information included in this section is intended to be furnished pursuant to Item 12, “Disclosure of Results of Operations and Financial Condition” and is included under Item 9 in accordance with SEC Release No. 33-8216. Such information, including the exhibit hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

On April 24, 2003, the Registrant issued a press release announcing its financial results for the third quarter of fiscal year 2003. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by this reference. The attached press release presents the financial results of the Registrant and its business segments, and identifies certain items that impacted the financial results that management deems significant. These significant items include the impact from changes in foreign currency exchange rates, recent acquisitions and dispositions, and restructuring and business disposition activities that have been recorded by the Registrant. Operating segment income excluding these significant items is not a measure that is defined in generally accepted accounting principles, but it is used by management to assist in evaluating the Registrant’s results of operations from period to period. Management believes this information also may be useful to the readers of the financial statements in evaluating the Registrant’s operating results between fiscal periods.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SARA LEE CORPORATION (Registrant)

By:	/s/ WAYNE R. SZYPULSKI
Senior Vice President – Controller (Principal Accounting Officer)

Dated: April 24, 2003

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